EXHIBIT 10.8

                            NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into as of the 20th day of September, 2000, by and among Veterinary Centers of America, Inc., a Delaware corporation ("VCA"), Vicar Operating, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, ("VCA Sub"), and Neil Tauber ("Covenantor").

                                    RECITALS

     Prior to the execution of this Agreement, the Company, Vicar Recap, Inc., a Delaware corporation and VCA Sub have entered into the Agreement and Plan of Merger dated as of March 30, 2000 (the "Merger Agreement"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Merger Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in reliance on the foregoing facts and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. NON-COMPETITION. During the term hereof, Covenantor agrees that, within seven miles of any animal hospital or veterinary laboratory owned or operated by VCA or any affiliate of VCA (the "Radius"), he shall not, without the prior written consent of VCA, directly or indirectly, own, operate, manage, control, or participate in the ownership, management, operation or control of, or be connected as an officer, director, employee, owner, partner, member, manager or joint venturer or otherwise permit his name to be used by or in connection with any veterinary medical or laboratory practice. In connection with and in addition to the foregoing, Covenantor agrees during the term hereof not to: (i) hire or offer employment to any employee of VCA or any of their respective affiliates unless VCA first terminates the employment of such employee; or (ii) solicit, divert, or take away from VCA and its affiliates the business of any individual, corporation, trust, estate, partnership, joint venture, association, limited liability company, governmental bureau or other entity of whatsoever kind or nature ("Person") who or which at the time of the Closing or at any time within one (1) year prior to such time or at any time thereafter during the term hereof, was a customer of VCA. Notwithstanding anything to the contrary contained herein, Covenantor is expressly permitted prior to, during and after the term of this Agreement to own, operate, manage, control or participate in the ownership, management, operation or control of, and/or be connected as an officer, director, employee, owner, partner, member, manager or joint venturer and/or permit his name to be used by or in connection with any business whose primarily purpose is the development and/or operation of a commerce, content and/or community web site focused on veterinary and other pet related products, services and interests.


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     2. CONFIDENTIAL INFORMATION. Covenantor agrees that he will not, during the term of this Agreement, use or disclose to any Person other than VCA or its affiliates or their respective employees acting on behalf of VCA or its affiliates, any customer list, potential customer list, records, techniques, business secrets, trade secrets or any other information with respect to the business of VCA not available generally in the veterinary field and not known to competitors of VCA or its affiliates or other third parties unaffiliated with VCA or its affiliates ("Confidential Information").

     3. CONSIDERATION. As consideration for the covenants and agreements of Covenantor contained herein, VCA has paid to Covenantor on the Closing $2,666,350.

     4. TERM AND TERMINATION. The term of this Agreement shall commence on the date hereof and shall terminate on that date which is three (3) years following the date hereof. Notwithstanding the foregoing, if Covenantor's employment is terminated without "cause" as defined in that certain Employment Agreement of even date herewith between Covenantor and VCA, then this Agreement immediately shall terminate and be of no further force or effect.

     5. INJUNCTIVE RELIEF AND OTHER REMEDIES UPON BREACH BY COVENANTOR. Covenantor acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the legitimate interests of VCA, and (ii) in the event of any breach by Covenantor of any of Covenantor's covenants and agreements contained herein, VCA would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by it as a result of such breach, VCA would not have an adequate remedy at law in such event and, therefore, in addition to any other remedy it may have at law or in equity in the event of any such breach, VCA shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from violation of any of the provisions of this Agreement from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to it resulting from such breach.

     6. MISCELLANEOUS.

     6.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights, or delegate any of its duties or obligation, under this Agreement without the prior written consent of the other parties, and any such purported assignment or delegation shall be void AB INITIO. Notwithstanding the foregoing, VCA, its affiliates, and its successors and assigns, may assign its rights and delegate its duties to any successor entity resulting from any liquidation, merger, consolidation, reorganization, or transfer of all or substantially all of the assets or stock of VCA Sub or of VCA.


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     6.2 NOTICES. All notices, demands and other communications (collectively,
"Notices") given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by overnight service with a nationally recognized "next day" delivery company such as Federal Express or United Parcel Service, by facsimile transmission, or otherwise actually delivered to the following addresses:

                        (a)     if to VCA:

                                Veterinary Centers of America, Inc.,
                                a Delaware corporation
                                12401 West Olympic Boulevard
                                Santa Monica, California 90064-1022
                                Attn: President
                                Facsimile No.:  310.584.6701

                        (b)     if to Covenantor:

                                Neil Tauber
                                c/o Veterinary Centers of America, Inc.
                                12401 West Olympic Boulevard
                                Santa Monica, California 90064-1022
                                Facsimile No.:

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given two (2) business days from the date of deposit in the United States mails, unless sooner received. Any of the parties to this Agreement may from time to time change its address for receiving notices by giving written notice thereof in the manner set forth above.

     6.3 AMENDMENT; WAIVER. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

     6.4 DISPUTE RESOLUTION. Any dispute or claim arising hereunder shall be settled by arbitration. Any party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. The arbitration hearing


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shall be commenced thirty (30) days following the date of delivery of notice of arbitration by one party to the other, by a single arbitrator. The arbitration shall be conducted in Los Angeles, California in accordance with the commercial arbitration rules promulgated by the American Arbitration Association, and each party shall retain the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal therefrom) and shall not be subject to judicial review. As part of its decision, the arbitration panel may allocate the cost of arbitration, including fees of attorneys and experts, as it deems fair and equitable in light of all relevant circumstances. Judgment on the award rendered by the arbitration panel may be entered in any court of competent jurisdiction.

     6.5 GOVERNING LAW. This Agreement shall be governed by and construed both as to validity and performance and enforced in accordance with the laws of the State of California without giving effect to the choice of law principles thereof.

     6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     6.7 REMEDIES CUMULATIVE. Each of the various rights, powers and remedies shall be deemed to be cumulative with, and in addition to, all the rights, powers and remedies which each party may have hereunder or under applicable law relating hereto or to the subject matter hereof, and the exercise or partial exercise of any such right, power or remedy shall constitute neither an exclusive election thereof nor a waiver of any other such right, power or remedy.

     6.8 HEADINGS. The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

     6.9 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     6.10 EXPENSES. Each party shall pay its own costs and expenses, including, without limitation, the fees and expenses of their respective counsel and financial advisors.


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     6.11 ENTIRE AGREEMENT. This Agreement, including the other agreements and schedules to be entered into in connection with the transactions contemplated by the Purchase Agreement, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and there are no other agreements or understandings, written or oral, in effect between the parties relating to such subject matter except as expressly referred to herein.


                   [Signatures appear on the following page]


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     IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition
Agreement as of the day and year first set forth above.


                                   COVENANTOR

                                    /S/ NEIL TAUBER
                                   --------------------------------------------
                                   Neil Tauber


                                   VICAR OPERATING, INC.,
                                   a Delaware corporation

                                     /S/ ROBERT L. ANTIN
                                   --------------------------------------------
                                   By:  Robert L. Antin
                                   Its:


                                   VETERINARY CENTERS OF AMERICA, INC.,
                                   a Delaware corporation

                                     /S/ ROBERT L. ANTIN
                                   --------------------------------------------
                                   By:  Robert L. Antin
                                   Its:


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